EXHIBIT 15.1

May 9, 2012

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)

Registration Statements on Form S-3
(No. 333-159143)
(No. 333-176914)

Commissioners:

We are aware that our report dated May 9, 2012 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and subsidiaries (the Company) as of March 31, 2012, the related condensed consolidated statements of earnings for the three months ended March 31, 2012 and 2011, the condensed consolidated statements of comprehensive income for the three months ended March 31, 2012 and 2011, the condensed consolidated statement of changes in shareholders’ equity for the three months ended March 31, 2012, and the condensed consolidated statements of cash flows for the three months ended March 31, 2012 and 2011 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933 (the “Act”), such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP